EXHIBIT 99.B4

No.                                                       SHARES _______________

                            SECURITY TAX-EXEMPT FUND
            INCORPORATED UNDER THE LAWS OF THE STATE OF KANSAS
                            Total Authorized Shares:
         100,000,000 Shares of Capital Stock, Par Value $0.10 Per Share


THIS CERTIFIES THAT


is the owner of

fully paid and non-assessable shares of Capital Stock, each of the par value of $0.10 per share, of SECURITY TAX-EXEMPT FUND, transferable on the books of the corporation by the holder hereof in person or by attorney, upon surrender of this certificate duly endorsed or assigned.

This certificate and the shares represented hereby are subject to the laws of the State of Kansas and to the Articles of Incorporation and the Bylaws of the corporation as from time to time amended.

IN WITNESS WHEREOF, SECURITY TAX-EXEMPT FUND, has caused its corporate seal to be affixed hereto and this certificate to be signed by its duly authorized officers.

Dated                                        Account No.

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   SECRETARY-ASSISTANT SECRETARY                  PRESIDENT-VICE PRESIDENT

                                     (SEAL)